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                                                                  Exhibit (k)(6)

                            FUND INDEMNITY AGREEMENT

      This FUND INDEMNITY AGREEMENT, dated this ___ day of May, 1998, among the Turner Children Trust, a trust made by Cal Turner, Jr., James Stephen Turner, Laura Jo Dugas and Katherine Turner Weaver as Donors under the Indenture of Trust dated January 21, 1980, as amended, and for which Cal Turner, Jr. and James Stephen Turner act as Co-Trustees (such trust and the co-trustees thereof acting in their capacities as such being hereinafter referred to as the "Contracting Stockholder"), Merrill Lynch & Co., Inc. ("Merrill Lynch") and Dollar General STRYPES Trust (such trust and the trustees thereof acting in their capacities as such being referred to herein as the "Trust").

      WHEREAS, the Trust is a business trust created pursuant to the Business Trust Act of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del.C. (Sections 3801 et seq.)), under and by virtue of an Amended and Restated Trust Agreement dated as of May 1, 1998 (the "Trust Agreement"); and

      WHEREAS, the Contracting Stockholder and Merrill Lynch desire to make provision for the payment of certain indemnification expenses of the Trust;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:

      1. DEFINITIONS. Capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Trust Agreement.

      2. AGREEMENT TO PAY EXPENSES. Merrill Lynch agrees to pay to the Trust, and hold the Trust harmless from, any expenses of the Trust arising under Sections 2.2(g) and 6.6 of the Administration Agreement, Section 15 of the Custodian Agreement, Section 5.4(b) of the Paying Agent Agreement and Section
7.06 of the Trust Agreement (collectively, "Indemnification Expenses"). Notwithstanding the foregoing, it is understood that (i) Merrill Lynch shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) and (ii) Merrill Lynch shall not be liable for any settlement of any proceeding effected without the written consent of Merrill Lynch and the Contracting Stockholder, but if settled with such consent or if there be a final judgment for the Claimant (as defined herein), Merrill Lynch agrees to indemnify the Trustees and the Trust from and against any loss or liability by reason of such settlement or judgment. Any payment hereunder by Merrill Lynch shall be made in New York Clearing House (next-day) funds no later than five Business Days after the receipt by Merrill Lynch, pursuant to Section 4 hereof, of written notice of any claim for Indemnification Expenses.

      3. AGREEMENT TO REIMBURSE FOR PAYMENTS MADE. The Contracting Stockholder agrees to reimburse Merrill Lynch from time to time for the amount of any Indemnification Expenses paid by Merrill Lynch pursuant to Section 2 hereof. Merrill Lynch
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shall be reimbursed for any such Indemnification Expenses in New York Clearing
House (next-day) funds no later than five Business Days after the receipt by the Contracting Stockholder, pursuant to Section 4 hereof, of written notice of any claim for Indemnification Expenses.

      4. NOTICE OF RECEIPT OF CLAIM. The Trust shall give notice to, or cause notice to be given to, Merrill Lynch and the Contracting Stockholder in writing of any claim for Indemnification Expenses or any threatened claim for Indemnification Expenses immediately upon the Trust acquiring knowledge thereof. Such written notice to Merrill Lynch shall be accompanied by any demand, bill, invoice or other communication received from any third party claimant (a "Claimant") in respect of such Indemnification Expense.

      5. STATEMENTS AND REPORTS. The Trust shall collect and keep safe all demands, bills, invoices or other written communications received from third parties in connection with any claim for Indemnification Expenses and shall prepare and maintain adequate books and records showing all receipts and disbursements of funds in connection therewith. Merrill Lynch and the Contracting Stockholder shall have the right to inspect and to copy, at its expense, all such documents, books and records at all reasonable times and from time to time during the term of this Agreement.

      6. TERM OF CONTRACT. This Agreement shall continue in effect until the dissolution of the Trust in accordance with Section 8.03 of the Trust Agreement.

      7. NO ASSIGNMENT. No party to this Agreement may assign its rights or delegate its duties hereunder without the prior written consent of the other parties, except that the Trust may delegate any and all duties hereunder to the Administrator to the extent permitted by law.

      8. ENTIRE AGREEMENT. This Agreement contains the entire agreement among the parties with respect to the matters contained herein and supersedes all prior agreements or understandings. No amendment or modification of this Agreement shall be valid unless the amendment or modification is in writing and is signed by all parties to this Agreement.

      9. NOTICES. All notices, demands, reports, statements, approvals or consents given by any party under this Agreement shall be directed as follows (or to such other address for a particular party as shall be specified by such party in a like notice given pursuant to this Section 9):

      The Trust:              Dollar General STRYPES Trust
                              c/o Puglisi & Associates
                              850 Library Avenue, Suite 204
                              Newark, Delaware 19715
                              Telecopier: (302) 738-7210
                              Attention: Donald J. Puglisi

      Merrill Lynch:          Merrill Lynch & Co., Inc.
                              North Tower
                              New York, New York 10281-1329
                              Telecopier: (212) 449-3150
                              Attention: Douglas W. Squires


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The Contracting Stockholder:  Turner Children Trust
                              c/o Dollar General Corporation
                              104 Woodmont Blvd.
                              Suite 500
                              Nashville, Tennessee 37205
                              Attention: Cal Turner, Jr.

A copy of any communication to Merrill Lynch shall be furnished to Merrill Lynch & Co., Inc., World Financial Center, North Tower, New York, New York 10281-1334, telecopier (212) 449-9813, Attention: Associate General Counsel, provided that the failure to furnish such copy shall not affect the effectiveness of any such communication. Except as otherwise specifically provided herein, all notices and other communications provided for hereunder shall be in writing and shall be deemed to have been duly given if either (i) personally delivered (including delivery by courier service or by Federal Express or any other nationally recognized overnight delivery service for next day delivery) to the offices set forth above, in which case they shall be deemed received on the first Business Day by which delivery shall have been made to said offices, (ii) transmitted by any standard form of telecommunication to the offices set forth above, in which case they shall be deemed received on the first Business Day by which a standard confirmation that such transmission occurred is received by the transmitting party (unless such confirmation states that such transmission occurred after 5:00 P.M. on such first Business Day, in which case delivery shall be deemed to have been received on the immediately succeeding Business Day), or (iii) sent by certified mail, return receipt requested to the offices set forth above, in which case they shall be deemed received when receipted for unless acknowledgment of receipt is refused (in which case delivery shall be deemed to have been received on the first Business Day on which such acknowledgment is refused).

      10. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      11. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

      12. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.


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      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their authorized representatives the date first above written.

                                          MERRILL LYNCH & CO., INC.


                                          By:
                                              -----------------------------
                                              Name:
                                              Title:

                                          DOLLAR GENERAL STRYPES TRUST


                                          By:
                                              -----------------------------
                                              Donald J. Puglisi, as
                                              Managing Trustee

                                          TURNER CHILDREN TRUST


                                          By:
                                              -----------------------------
                                              Cal Turner, Jr., as Co-Trustee


                                          By:
                                              -----------------------------
                                              James Stephen Turner, as
                                              Co-Trustee


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